Exhibit 99.2

Assurant, Inc.
Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2015

	As Reported	Pro Forma Adjustment (1)	Note	Pro Forma
	(in thousands except number of shares and per share amounts)
	(Unaudited)
Revenues
Net earned premiums	$8,350,997	$(1,066,754)		$7,284,243
Net investment income	626,217	(110,998)		515,219
Net realized gains on investments, excluding other-than-temporary impairment losses	36,850	—		36,850
Total other-than-temporary impairment losses	(7,212)	—		(7,212)
Portion of net loss recognized in other comprehensive income, before taxes	2,188	—		2,188
Net other-than-temporary impairment losses recognized in earnings	(5,024)	—		(5,024)
Amortization of deferred gain on disposal of business	12,988	392,000	(2)	404,988
Fees and other income	1,303,466	(25,006)		1,278,460
Total revenues	10,325,494	(810,758)		9,514,736
Benefits, losses and expenses
Policyholder benefits	4,742,535	(730,192)		4,012,343
Amortization of deferred acquisition costs and value of business acquired	1,402,573	(32,836)		1,369,737
Underwriting, general and administrative expenses	3,924,089	(371,728)	(3)	3,552,361
Interest expense	55,116	—		55,116
Total benefits, losses and expenses	10,124,313	(1,134,756)		8,989,557
Income before provision for income taxes	201,181	323,998		525,179
Provision for income taxes	59,626	112,745	(2)(3)	172,371
Net income	$141,555	$211,253		$352,808
Earnings Per Share
Basic	$2.08			$5.18
Diluted	$2.05			$5.11
Dividends per share	$1.37			$1.37
Share Data
Weighted average shares outstanding used in basic per share calculations	68,163,825			68,163,825
Plus: Dilutive securities	853,384			853,384
Weighted average shares used in diluted per share calculations	69,017,209			69,017,209
See Explanatory Notes to Pro Forma Consolidated Statement of Operations

Assurant, Inc.
Explanatory Notes to Pro Forma Consolidated Statement of Operations
December 31, 2015
(dollar amounts in thousands, unless otherwise stated)
(Unaudited)

(1) These pro forma adjustments reflect the elimination of revenues and benefits, losses and expenses of the business sold assuming the transaction occurred on January 1, 2015. See Explanatory Notes to the Consolidated Pro Forma Balance
Sheet for information related to the form of the sale transaction and the estimated gain on the sale transaction.

(2) This pro forma adjustment reflects the estimate of a full year amortization of the deferred gain on disposal of business.
The deferred gain on disposal of business is subject to change pending final determination of the net assets of the business and other adjustments as shown in the Consolidated Pro Forma Balance Sheet and changes to information used to determine the amortization pattern.

(3) This pro forma adjustment includes the removal of the direct incremental costs specific to the disposal.

Assurant, Inc.
Pro Forma Consolidated Balance Sheet
At December 31, 2015

	As Reported	Pro Forma Adjustment	Note	Pro Forma
	(in thousands except number of shares and per share amounts)
	(Unaudited)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost - $9,470,795 as reported, $8,217,916 pro forma)	$10,215,328	$(1,396,296)		$8,819,032
Equity securities available for sale, at fair value (cost - $450,563 as reported, $393,940 pro forma)	500,057	(59,178)		440,879
Commercial mortgage loans on real estate, at amortized cost	1,151,256	(269,473)		881,783
Policy loans	43,858	(1,685)		42,173
Short-term investments	508,950	(1,109)		507,841
Other investments	575,323	34,558		609,881
Total investments	12,994,772	(1,693,183)	(1)	11,301,589
Cash and cash equivalents	1,288,305	930,411	(9)	2,218,716
Premiums and accounts receivable, net	1,260,717	(17,779)	(3)	1,242,938
Reinsurance recoverables	7,470,403	1,146,727	(2)	8,617,130
Accrued investment income	129,743	(19,309)	(1)	110,434
Deferred acquisition costs	3,150,934	(33,474)	(4)	3,117,460
Property and equipment, at cost less accumulated depreciation	298,414	—		298,414
Income tax receivable	24,176	—		24,176
Goodwill	833,512	—		833,512
Value of business acquired	41,154	—		41,154
Other intangible assets, net	277,163	(12,972)	(4)	264,191
Other assets	475,731	101,649	(6)(9)	577,380
Assets held in separate accounts	1,798,104	—		1,798,104
Total assets	$30,043,128	$402,070		$30,445,198
Liabilities
Future policy benefits and expenses	$9,466,694	$(1,187)	(3)	$9,465,507
Unearned premiums	6,423,720	(90)	(4)	6,423,630
Claims and benefits payable	3,896,719	(260,332)	(3)	3,636,387
Commissions payable	393,260	(19,918)	(4)	373,342
Reinsurance balances payable	132,728	—		132,728
Funds held under reinsurance	94,417	—		94,417
Deferred gain on disposal of businesses	92,327	529,724	(9)	622,051
Accounts payable and other liabilities	2,049,810	(75,235)	(5)(6)(7)	1,974,575
Income taxes payable	—	239,686	(9)	239,686
Debt	1,171,382	—		1,171,382
Liabilities related to separate accounts	1,798,104	—		1,798,104
Total liabilities	25,519,161	412,648		25,931,809
Stockholders' Equity
Common stock	1,497	—		1,497
Additional paid-in capital	3,148,409	—		3,148,409
Retained earnings	4,856,674	84,304	(9)	4,940,978
Accumulated other comprehensive income	118,549	(94,882)	(8)	23,667
Treasury stock, at cost	(3,601,162)	—		(3,601,162)
Total stockholders' equity	4,523,967	(10,578)		4,513,389
Total liabilities and stockholders' equity	$30,043,128	$402,070		$30,445,198
See Explanatory Notes to Pro Forma Consolidated Balance Sheet

Assurant, Inc.
Explanatory Notes to Pro Forma Consolidated Balance Sheet
December 31, 2015
(dollar amounts in thousands, unless otherwise stated)
(Unaudited)

(1) These pro forma adjustments reflect the transfer of invested assets and related accrued investment income to the buyer and the reclassification of invested assets related to a modified coinsurance arrangement.

(2) Since this sale transaction is primarily in the form of reinsurance arrangements, the Company retains substantially all of the policyholder liabilities of the sold business but records a reinsurance recoverable from buyer at closing.

(3) These pro forma adjustments reflect the novation of certain assumed reinsurance client contracts, therefore the insurance assets and liabilities of the novated business are removed.
(4) These pro forma adjustments reflect removal and transfers of insurance contract-related assets and liabilities as part of the reinsurance transaction and other assets sold.
(5) The pro forma adjustment to the deferred tax liability primarily reflects the elimination of the deferred tax liability associated with unrealized appreciation on investments.
(6) Includes the disposition of the assets and liabilities of the legal entities and other assets previously presented as assets and liabilities held for sale.
(7) Includes accruals for estimated transaction costs directly attributable to the sale of the business.
(8) Reflects the elimination of unrealized appreciation on investments transferred to the buyer.
(9) Using December 31, 2015 data, the following table reflects the estimated pre-tax and after-tax gain to be deferred and the realized gain recognized at the time of closing the sale.

Adjusted purchase price, primarily comprised of a ceding commission	$930,411
Adjusted book value of assets in excess of liabilities	(223,314)
Removal of deferred acquisition cost	(33,474)
Realized gain on disposal of business before transaction costs, pre-tax	(143,899)
Deferred gain on disposal of business, pre-tax	$529,724
Deferred gain on disposal of business, after-tax	$344,321

Realized gain on disposal of business before transaction costs, pre-tax	$143,899
Transaction costs accrued ($5,800 previously expensed)	(14,200)
Realized gain on disposal of business, pre-tax	$129,699
Realized gain on disposal of business, after-tax	$84,304

The actual deferred gain and realized gain to be reported for the first quarter of 2016 is subject to change pending final determination of the net assets of the business, transaction costs and other adjustments.